Endowments
One Market
Steuart Tower, Suite 1800
San Francisco, California 94105

Phone (415) 421-9360
Fax (415) 393-7140

For period ending 1/31/07
File number 811 - 01884

77C. Matters submitted to a vote of security holders.

a) Meeting of shareholders - September 12, 2006

(1) Trustees vote, Endowments—Growth and Income Portfolio

Trustee	Votes For	Votes Withheld
Ronald P. Badie	4,255,092.281	None
Robert J. Denison	4,255,092.281	None
John E. Kobara	4,255,092.281	None
Steven D. Lavine	4,255,092.281	None
Patricia A. McBride	4,255,092.281	None
Gail L. Neale	4,255,092.281	None
Robert G. O’Donnell	4,255,092.281	None
Thomas E. Terry	4,255,092.281	None
Robert C. Ziebarth	4,255,092.281	None

Trustees vote, Endowments—Bond Portfolio

Trustee	Votes For	Votes Withheld
Ronald P. Badie	2,076,613.074	None
Robert J. Denison	2,076,613.074	None
John E. Kobara	2,076,613.074	None
Steven D. Lavine	2,076,613.074	None
Patricia A. McBride	2,076,613.074	None
Gail L. Neale	2,076,613.074	None
Robert G. O’Donnell	2,076,613.074	None
Thomas E. Terry	2,076,613.074	None
Robert C. Ziebarth	2,076,613.074	None